Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER 2019
OF $171 MILLION AND DILUTED EARNINGS PER SHARE OF $1.17;
RECORD OPERATING REVENUE OF $421 MILLION

Pasadena, California — October 17, 2019 — East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the third quarter of 2019. For the third quarter of 2019, net income was $171.4 million or $1.17 per diluted share, both up by 14% compared to the second quarter of 2019. Third quarter 2019 return on average assets was 1.58% and return on average equity was 14.1%.

“For the third quarter of 2019, East West achieved both record total operating1 revenue of $421 million and record net interest income of $370 million,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “In a challenging environment of declining interest rates, we achieved a quarter-over-quarter increase in net interest income through balance sheet growth combined with a decrease in the cost of deposits. For the third quarter of 2019, the average cost of deposits decreased by six basis points to 1.05%, compared to 1.11% in the second quarter of 2019.”

“Total loans grew $291 million, or 3% annualized, to a record $34.0 billion as of September 30, 2019 from $33.7 billion as of June 30, 2019. Year-to-date, total loans grew 7% annualized. Total deposits grew $182 million, or 2% annualized, to a record $36.7 billion as of September 30, 2019 from $36.5 billion as of June 30, 2019. Year-to-date, total deposits grew 5% annualized.”

“We maintained strong expense discipline, resulting in a modest decline in noninterest expenses quarter-over-quarter,” continued Ng. “However, the provision for credit losses increased to $38 million for the third quarter, and our pre-tax income declined by 7.5% from the second quarter of 2019. Nevertheless, net income grew 14% quarter-over-quarter as we benefitted from a linked-quarter reduction in the income tax expense.”

“Overall, our third quarter 2019 return on assets was 1.58% and return on equity was 14.1%. We continue to deliver strong returns, in line with our long-term track record of generating attractive profitability,” concluded Ng.

[1] Operating revenue consists of net interest income before provision for credit losses and noninterest income, excluding non-operating items.

HIGHLIGHTS OF RESULTS

•
Third Quarter Earnings — Third quarter 2019 net income was $171.4 million, up by 14% compared to second quarter 2019 net income of $150.4 million, but 5% lower than second quarter adjusted[2] net income of $180.5 million. Third quarter 2019 diluted earnings per share (“EPS”) were $1.17, up by 14% compared to second quarter 2019 diluted EPS of $1.03, but 5% lower than second quarter adjusted[2] EPS of $1.24.

•
Net Interest Income and Net Interest Margin — Third quarter 2019 net interest income (“NII”) was $369.8 million, a quarterly increase of $2.5 million or 1%, and a year-over-year increase of $21.1 million or 6%. Third quarter 2019 net interest margin (“NIM”) was 3.59%, a 14 basis point contraction from 3.73% in the previous quarter. Quarter-over-quarter, the average loan yield contracted by 17 basis points, and the average cost of deposits decreased by six basis points.

•
Record Loans — Total loans of $34.0 billion as of September 30, 2019 were up $291.0 million, or 3% linked quarter annualized, from $33.7 billion as of June 30, 2019. Total loans grew $2.8 billion, or 9% year-over-year. Average loans of $33.7 billion grew $679.9 million quarter-over-quarter, or 8% linked quarter annualized. Average loan growth during the quarter was well-diversified across commercial and consumer loan portfolios.

•
Record Deposits — Total deposits of $36.7 billion as of September 30, 2019 were up $182.0 million, or 2% linked quarter annualized, from $36.5 billion as of June 30, 2019. Total deposits grew $3.0 billion, or 9% year-over-year. Average deposits of $36.5 billion grew $1.2 billion quarter-over-quarter, or 13% linked quarter annualized. Average deposit growth during the quarter was well balanced across money market, noninterest-bearing demand and time deposits, partially offset by a decrease in interest-bearing checking accounts.

•
Asset Quality Metrics — The allowance for loan losses was $345.6 million, or 1.02% of loans held-for-investment (“HFI”) as of September 30, 2019; the comparable ratios were 0.98% as of June 30, 2019, and 0.99% as of September 30, 2018. Non-purchased credit impaired (“Non-PCI”) nonperforming assets were $134.5 million, or 0.31% of total assets as of September 30, 2019; the comparable ratios were 0.28% as of June 30, 2019, and 0.29% as of September 30, 2018. For the third quarter of 2019, the provision for credit losses was $38.3 million; net charge-offs were $22.5 million, or annualized 0.26% of average loans HFI.

•
Capital Levels — Capital levels for East West were strong. As of September 30, 2019, stockholders’ equity was $4.9 billion, or $33.54 per share. Tangible equity[3] per common share was $30.22 as of September 30, 2019, an increase of 4% linked quarter and 17% year-over-year.

As of September 30, 2019, the tangible equity to tangible assets ratio3 was 10.3%, the common equity tier 1 (“CET1”) capital ratio was 12.8%, and the total risk-based capital ratio was 14.2%.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 13.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 16.

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data and ratios)	September 30, 2019	June 30, 2019	September 30, 2018
Net income	$171.4	$150.4	$171.3
Adjusted net income (1)	$171.4	$180.5	$171.3
Earnings per share (diluted)	$1.17	$1.03	$1.17
Adjusted earnings per share (diluted) (1)	$1.17	$1.24	$1.17
Book value per common share	$33.54	$32.53	$29.29
Tangible equity (1) per common share	$30.22	$29.20	$25.91
Tangible equity to tangible assets ratio (1)	10.28%	10.02%	9.74%
Return on average assets (2)	1.58%	1.45%	1.76%
Return on average equity (2)	14.1%	12.9%	16.2%
Return on average tangible equity (1)(2)	15.7%	14.5%	18.5%
Adjusted return on average assets (1)(2)	1.58%	1.74%	1.76%
Adjusted return on average equity (1)(2)	14.1%	15.5%	16.2%
Adjusted return on average tangible equity (1)(2)	15.7%	17.4%	18.5%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.42%	2.51%	2.44%
Net interest income	$369.8	$367.3	$348.7
Adjusted net interest income (1)	$367.3	$365.6	$345.9
Net interest margin (2)	3.59%	3.73%	3.76%
Adjusted net interest margin (1)(2)	3.56%	3.71%	3.72%
Average loan yield (2)	5.11%	5.28%	5.02%
Adjusted average loan yield (1)(2)	5.08%	5.26%	4.97%
Average cost of deposits (2)	1.05%	1.11%	0.78%
Efficiency ratio	41.9%	42.3%	45.5%
Adjusted efficiency ratio (1)	37.7%	38.0%	39.9%

(1)	See reconciliation of GAAP to non-GAAP financial measures in Tables 13, 14, 15 and 16.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2019

The Company has updated its outlook for the expected full year 2019 results, compared to its full year 2018 results. The components are as follows:

•	End of Period Loans: increase by approximately 7% year-over-year.

•	Net Interest Income (excluding ASC 310-30 discount accretion income): increase by approximately 6% year-over-year.

•	Net Interest Margin (excluding the impact of ASC 310-30 discount accretion): between 3.60% and 3.65%.

•	Noninterest Expense (excluding amortization of tax credit investments & core deposit intangibles): increase by approximately 3% year-over-year.

•	Provision for Credit Losses: approximately $100 million.

•
Tax Items: projecting full year effective tax rate of approximately 20%, including the impact of a $30.1 million reversal of previously claimed tax credits in the second quarter of 2019, or approximately 15% excluding the tax credit reversal.

•	Interest Rates: 25-basis point cut to the fed funds rate in October 2019.

OPERATING RESULTS SUMMARY

Third Quarter 2019 Compared to Second Quarter 2019

Net Interest Income and Net Interest Margin
Net interest income totaled $369.8 million, a 1% increase from $367.3 million. Net interest margin of 3.59% contracted by 14 basis points from 3.73%.

•	Average loans of $33.7 billion grew $679.9 million, or 8% linked quarter annualized.

•
Average interest-earning assets of $40.9 billion grew $1.5 billion, or 15% linked quarter annualized. Growth came primarily from an increase in the average interest-bearing cash and deposits with banks of $695.6 million and the aforementioned increase in average loans.

•	Average deposits of $36.5 billion grew $1.2 billion, or 13% linked quarter annualized.

•
The average yield on loans contracted by 17 basis points to 5.11% from 5.28%, reflecting the decline in Libor rates and two 25-basis point reductions in the fed funds rate during the current quarter. The yield on average interest-earning assets contracted by 21 basis points to 4.62% from 4.83%.

•	The average cost of deposits decreased by six basis points to 1.05% from 1.11%, and the average cost of interest-bearing deposits decreased by eight basis points to 1.49% from 1.57%.

Noninterest Income
Noninterest income totaled $51.5 million, a 2% decrease from $52.8 million.

•
The $2.0 million increase in net gains on sales of loans primarily reflected an increase in the volume of SBA loans sold. Wealth management fees increased $1.0 million, reflecting an increase in customer activity.

•
The $2.0 million decrease in interest rate contracts and other derivative income primarily reflected the quarter-over-quarter change in the credit valuation adjustment, which was driven by the decline in long-term interest rates during the third quarter of 2019. Customer driven interest rate contract revenue was $11.1 million during the third quarter, compared to $11.8 million in the second quarter.

Noninterest Expense
Noninterest expense totaled $176.6 million, a 1% decrease from $177.7 million.

•
Third quarter noninterest expense consisted of $158.6 million of adjusted[4] noninterest expense, $16.8 million in amortization of tax credit and other investments, and $1.1 million in amortization of core deposit intangibles.

•
Adjusted noninterest expense of $158.6 million decreased by approximately $1.2 million, or 1%, from $159.8 million. The largest linked-quarter decrease was in compensation and employee benefits expense.

•	The adjusted[4] efficiency ratio was 37.7% in the third quarter, an improvement of 37 basis points compared to 38.0% in the previous quarter.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 14.

TAX RELATED ITEMS

Third quarter 2019 income tax expense was $35.0 million and the effective tax rate was 17%. This compares to a tax expense of $72.8 million and an effective tax rate of 33% in the second quarter of 2019. Included in the second quarter 2019 income tax expense was a $30.1 million reversal of certain previously claimed tax credits related to DC Solar. Adjusted, tax expense was $42.7 million5 and the effective tax rate was 19%5 in the second quarter of 2019.

•
For the full year 2019, the Company projects that its effective tax rate will be approximately 20%, including the impact of a $30.1 million tax credit reversal in the second quarter of 2019, or approximately 15% excluding the tax credit reversal.

CREDIT QUALITY

The allowance for loan losses totaled $345.6 million, or 1.02% of loans HFI, as of September 30, 2019, compared to $330.6 million, or 0.98% of loans HFI, as of June 30, 2019, and $310.0 million, or 0.99% of loans HFI, as of September 30, 2018.

•
Non-PCI nonperforming assets were $134.5 million, or 0.31% of total assets, as of September 30, 2019, compared to $119.3 million, or 0.28% of total assets, as of June 30, 2019, and $114.6 million, or 0.29% of total assets, as of September 30, 2018.

•
Net charge-offs for the third quarter of 2019 were $22.5 million, or annualized 0.26% of average loans HFI; the charge-offs in the quarter largely stemmed from three commercial loans. Year-to-date, net charge-offs were $44.5 million, or annualized 0.18% of average loans HFI. This compares to annualized quarterly and year-to-date net charge-offs to average loans HFI of 0.05% and 0.11%, respectively, for the period ended September 30, 2018.

•
The provision for credit losses recorded for the third quarter of 2019 was $38.3 million, compared to $19.2 million for the second quarter of 2019, and $10.5 million for the third quarter of 2018. Provision for credit losses was $80.1 million and $46.3 million for the nine month period ended September 30, 2019 and 2018, respectively.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital ratios for the quarters ended September 30, 2019, June 30, 2019, and September 30, 2018.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	September 30, 2019 (a)	June 30, 2019	September 30, 2018	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)

CET1 capital ratio	12.8%	12.5%	12.3%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	12.8%	12.5%	12.3%	6.0%	8.0%	8.5%
Total risk-based capital ratio	14.2%	13.9%	13.8%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	10.3%	10.4%	10.0%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$34,424	$34,154	$31,210	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s September 30, 2019 regulatory capital ratios and RWA are preliminary.

(b)
An additional 2.5% capital conservation buffer above the minimum capital ratios is required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.

(c)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

[5] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared fourth quarter 2019 dividends for the Company’s common stock. The common stock cash dividend of $0.275 per share is payable on November 15, 2019 to shareholders of record on November 1, 2019.

Conference Call

East West will host a conference call to discuss third quarter 2019 earnings with the public on Thursday, October 17, 2019 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses third quarter 2019 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. — (877) 506-6399; calls within Canada — (855) 669-9657; international calls — (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on October 17, 2019 at 11:30 a.m. Pacific Time through November 17, 2019. The replay numbers are: within the U.S. — (877) 344-7529; within Canada — (855) 669-9658; International calls — (412) 317-0088; and the replay access code is: 10135114.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $43.3 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the United States (“U.S.”) economy, including inflation, deflation, employment levels, rate of growth and general business conditions; government intervention in the financial system, including changes in government interest rate policies; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				September 30, 2019 % or Basis Point Change
	September 30, 2019	June 30, 2019	September 30, 2018	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$475,291	$425,949	$408,049	11.6%		16.5%
Interest-bearing cash with banks	2,566,990	3,195,665	1,810,738	(19.7)		41.8
Cash and cash equivalents	3,042,281	3,621,614	2,218,787	(16.0)		37.1
Interest-bearing deposits with banks	160,423	150,273	400,900	6.8		(60.0)
Securities purchased under resale agreements (“resale agreements”) (1)	860,000	1,010,000	1,035,000	(14.9)		(16.9)
Available-for-sale (“AFS”) investment securities	3,284,034	2,592,913	2,676,510	26.7		22.7
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	78,334	78,093	73,729	0.3		6.2
Loans held-for-sale (“HFS”)	294	3,879	3,114	(92.4)		(90.6)
Loans held-for-investment ("HFI") (net of allowance for loan losses of $345,576, $330,625 and $310,041)	33,679,400	33,399,752	30,900,144	0.8		9.0
Investments in qualified affordable housing partnerships, net	190,000	198,466	148,097	(4.3)		28.3
Investments in tax credit and other investments, net	211,603	210,387	232,194	0.6		(8.9)
Goodwill	465,697	465,697	465,547	—		0.0
Operating lease right-of-use assets	103,894	109,032	—	(4.7)		100.0
Other assets	1,198,699	1,052,252	888,691	13.9		34.9
Total assets	$43,274,659	$42,892,358	$39,042,713	0.9%		10.8%

Liabilities and Stockholders’ Equity
Deposits	$36,659,526	$36,477,542	$33,629,124	0.5%		9.0%
Short-term borrowings	47,689	19,972	56,411	138.8		(15.5)
FHLB advances	745,494	745,074	325,596	0.1		129.0
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	50,000	50,000	—		—
Long-term debt and finance lease liabilities	152,390	152,506	156,770	(0.1)		(2.8)
Operating lease liabilities	112,142	117,448	—	(4.5)		100.0
Accrued expenses and other liabilities	624,754	595,223	579,962	5.0		7.7
Total liabilities	38,391,995	38,157,765	34,797,863	0.6		10.3
Stockholders’ equity	4,882,664	4,734,593	4,244,850	3.1		15.0
Total liabilities and stockholders’ equity	$43,274,659	$42,892,358	$39,042,713	0.9%		10.8%

Book value per common share	$33.54	$32.53	$29.29	3.1%		14.5%
Tangible equity (2) per common share	$30.22	$29.20	$25.91	3.5		16.6
Number of common shares at period-end	145,568	145,547	144,929	0.0		0.4
Tangible equity to tangible assets ratio (2)	10.28%	10.02%	9.74%	26	bps	54	bps

(1)
Resale and repurchase agreements have been reported net, pursuant to Accounting Standards Codification (“ASC”) 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. As of each of September 30, 2019, June 30, 2019 and September 30, 2018, $400.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against gross resale agreements.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Table 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2019 % Change
	September 30, 2019	June 30, 2019	September 30, 2018	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$12,301,002	$12,402,967	$11,517,054	(0.8)%	6.8%
Commercial real estate (“CRE”)	9,749,583	9,663,624	9,078,933	0.9	7.4
Multifamily residential	2,589,203	2,577,154	2,273,957	0.5	13.9
Construction and land	719,900	674,798	605,033	6.7	19.0
Consumer:
Single-family residential	6,811,014	6,494,882	5,684,587	4.9	19.8
Home equity lines of credit (“HELOCs”)	1,540,121	1,575,150	1,717,440	(2.2)	(10.3)
Other consumer	314,153	341,802	333,181	(8.1)	(5.7)
Total loans HFI (1)(2)	34,024,976	33,730,377	31,210,185	0.9	9.0
Loans HFS	294	3,879	3,114	(92.4)	(90.6)
Total loans (1)(2)	34,025,270	33,734,256	31,213,299	0.9	9.0
Allowance for loan losses	(345,576)	(330,625)	(310,041)	4.5	11.5
Net loans (1)(2)	$33,679,694	$33,403,631	$30,903,258	0.8%	9.0%

Deposits:
Noninterest-bearing demand	$10,806,937	$10,599,088	$10,794,370	2.0%	0.1%
Interest-bearing checking	4,837,391	5,083,675	4,383,672	(4.8)	10.4
Money market	8,400,353	8,009,325	7,608,191	4.9	10.4
Savings	2,094,638	2,188,738	2,142,105	(4.3)	(2.2)
Total core deposits	26,139,319	25,880,826	24,928,338	1.0	4.9
Time deposits	10,520,207	10,596,716	8,700,786	(0.7)	20.9
Total deposits	$36,659,526	$36,477,542	$33,629,124	0.5%	9.0%

(1)
Includes $(39.8) million, $(43.8) million and $(42.4) million as of September 30, 2019, June 30, 2019 and September 30, 2018, respectively, of net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $16.7 million, $18.9 million and $24.5 million as of September 30, 2019, June 30, 2019 and September 30, 2018, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			September 30, 2019 % Change
	September 30, 2019	June 30, 2019	September 30, 2018	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$476,912	$474,844	$422,185	0.4%	13.0%
Interest expense	107,105	107,518	73,465	(0.4)	45.8
Net interest income before provision for credit losses	369,807	367,326	348,720	0.7	6.0
Provision for credit losses	38,284	19,245	10,542	98.9	263.2
Net interest income after provision for credit losses	331,523	348,081	338,178	(4.8)	(2.0)
Noninterest income	51,474	52,759	46,502	(2.4)	10.7
Noninterest expense	176,630	177,663	179,815	(0.6)	(1.8)
Income before income taxes	206,367	223,177	204,865	(7.5)	0.7
Income tax expense	34,951	72,797	33,563	(52.0)	4.1
Net income	$171,416	$150,380	$171,302	14.0%	0.1%
Earnings per share (“EPS”)
- Basic	$1.18	$1.03	$1.18	14.0%	(0.4)%
- Diluted	$1.17	$1.03	$1.17	13.9	0.1
Weighted average number of shares outstanding
- Basic	145,559	145,546	144,921	0.0%	0.4%
- Diluted	146,120	146,052	146,173	0.0	0.0

	Three Months Ended			September 30, 2019 % Change
	September 30, 2019	June 30, 2019	September 30, 2018	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$14,846	$16,242	$15,367	(8.6)%	(3.4)%
Deposit account fees	9,918	9,788	9,777	1.3	1.4
Foreign exchange income	8,065	7,286	6,077	10.7	32.7
Wealth management fees	4,841	3,800	3,535	27.4	36.9
Interest rate contracts and other derivative income	8,423	10,398	4,595	(19.0)	83.3
Net gains on sales of loans	2,037	15	1,145	NM	77.9
Net gains on sales of AFS investment securities	58	1,447	35	(96.0)	65.7
Net gains on sales of fixed assets	48	—	3,402	100.0	(98.6)
Other income	3,238	3,783	2,569	(14.4)	26.0
Total noninterest income	$51,474	$52,759	$46,502	(2.4)%	10.7%
Noninterest expense:
Compensation and employee benefits	$97,819	$100,531	$96,733	(2.7)%	1.1%
Occupancy and equipment expense	17,912	17,362	17,292	3.2	3.6
Deposit insurance premiums and regulatory assessments	3,550	2,919	6,013	21.6	(41.0)
Legal expense	1,720	2,355	1,544	(27.0)	11.4
Data processing	3,328	3,460	3,289	(3.8)	1.2
Consulting expense	2,559	2,069	2,683	23.7	(4.6)
Deposit related expense	3,584	3,338	2,600	7.4	37.8
Computer software expense	6,556	6,211	5,478	5.6	19.7
Other operating expense	22,769	22,679	23,394	0.4	(2.7)
Amortization of tax credit and other investments	16,833	16,739	20,789	0.6	(19.0)
Total noninterest expense	$176,630	$177,663	$179,815	(0.6)%	(1.8)%

NM - Not meaningful.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended		September 30, 2019 % Change
	September 30, 2019	September 30, 2018	Yr-o-Yr
Interest and dividend income	$1,415,067	$1,194,369	18.5%
Interest expense	315,473	177,277	78.0
Net interest income before provision for credit losses	1,099,594	1,017,092	8.1
Provision for credit losses	80,108	46,296	73.0
Net interest income after provision for credit losses	1,019,486	970,796	5.0
Noninterest income	146,364	169,214	(13.5)
Noninterest expense	541,215	526,369	2.8
Income before income taxes	624,635	613,641	1.8
Income tax expense	138,815	82,958	67.3
Net income	$485,820	$530,683	(8.5)%
EPS
- Basic	$3.34	$3.66	(8.8)%
- Diluted	$3.33	$3.63	(8.4)
Weighted average number of shares outstanding
- Basic	145,455	144,829	0.4%
- Diluted	146,088	146,158	0.0

	Nine Months Ended		September 30, 2019 % Change
	September 30, 2019	September 30, 2018	Yr-o-Yr
Noninterest income:
Lending fees	$45,884	$44,072	4.1%
Deposit account fees	29,347	30,347	(3.3)
Foreign exchange income	20,366	14,069	44.8
Wealth management fees	12,453	10,989	13.3
Interest rate contracts and other derivative income	22,037	17,855	23.4
Net gains on sales of loans	2,967	5,081	(41.6)
Net gains on sales of AFS investment securities	3,066	2,374	29.1
Net gains on sales of fixed assets	48	5,602	(99.1)
Net gain on sale of business	—	31,470	(100.0)
Other income	10,196	7,355	38.6
Total noninterest income	$146,364	$169,214	(13.5)%
Noninterest expense:
Compensation and employee benefits	$300,649	$285,832	5.2%
Occupancy and equipment expense	52,592	50,879	3.4
Deposit insurance premiums and regulatory assessments	9,557	18,118	(47.3)
Legal expense	6,300	6,636	(5.1)
Data processing	9,945	10,017	(0.7)
Consulting expense	6,687	10,155	(34.2)
Deposit related expense	10,426	8,201	27.1
Computer software expense	18,845	16,081	17.2
Other operating expense	67,737	61,780	9.6
Amortization of tax credit and other investments	58,477	58,670	(0.3)
Total noninterest expense	$541,215	$526,369	2.8%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			September 30, 2019 % Change		Nine Months Ended		September 30, 2019 % Change
	September 30, 2019	June 30, 2019	September 30, 2018	Qtr-o-Qtr	Yr-o-Yr	September 30, 2019	September 30, 2018	Yr-o-Yr
Loans:
Commercial:
C&I	$12,203,341	$12,003,277	$11,127,338	1.7%	9.7%	$12,018,802	$10,863,851	10.6%
CRE	9,685,092	9,501,566	8,952,483	1.9	8.2	9,522,238	8,880,668	7.2
Multifamily residential	2,561,648	2,510,271	2,238,757	2.0	14.4	2,523,962	2,170,583	16.3
Construction and land	694,665	675,967	622,272	2.8	11.6	652,096	649,150	0.5
Consumer:
Single-family residential	6,636,227	6,373,715	5,495,824	4.1	20.8	6,388,939	5,126,073	24.6
HELOCs	1,557,358	1,607,311	1,741,890	(3.1)	(10.6)	1,605,279	1,769,253	(9.3)
Other consumer	322,951	309,267	319,473	4.4	1.1	312,397	330,703	(5.5)
Total loans (1)(2)	$33,661,282	$32,981,374	$30,498,037	2.1%	10.4%	$33,023,713	$29,790,281	10.9%

Interest-earning assets	$40,919,386	$39,461,101	$36,822,293	3.7%	11.1%	$39,716,462	$36,039,382	10.2%
Total assets	$43,136,273	$41,545,441	$38,659,262	3.8%	11.6%	$41,815,490	$37,874,434	10.4%

Deposits:
Noninterest-bearing demand	$10,712,612	$10,237,868	$10,639,554	4.6%	0.7%	$10,342,966	$10,968,958	(5.7)%
Interest-bearing checking	4,947,511	5,221,110	4,515,256	(5.2)	9.6	5,145,308	4,487,314	14.7
Money market	8,344,993	7,856,055	7,613,030	6.2	9.6	8,094,933	7,919,845	2.2
Savings	2,154,592	2,106,626	2,194,792	2.3	(1.8)	2,117,773	2,286,402	(7.4)
Total core deposits	26,159,708	25,421,659	24,962,632	2.9	4.8	25,700,980	25,662,519	0.1
Time deposits	10,337,990	9,904,726	8,277,129	4.4	24.9	9,887,274	6,976,359	41.7
Total deposits	$36,497,698	$35,326,385	$33,239,761	3.3%	9.8%	$35,588,254	$32,638,878	9.0%

Interest-bearing liabilities	$26,773,253	$25,860,541	$23,190,465	3.5%	15.4%	$26,033,713	$22,233,394	17.1%
Stockholders’ equity	$4,838,281	$4,684,348	$4,197,675	3.3%	15.3%	$4,687,746	$4,061,977	15.4%

(1)
Includes ASC 310-30 discount of $18.2 million, $19.9 million and $25.9 million for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively, and $19.9 million and $29.9 million for the nine months ended September 30, 2019 and 2018, respectively.

(2)	Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	September 30, 2019			June 30, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,547,626	$19,772	2.21%	$2,852,060	$16,861	2.37%
Resale agreements (2)	981,196	6,881	2.78%	999,835	7,343	2.95%
AFS investment securities	2,651,069	15,945	2.39%	2,551,383	15,685	2.47%
Loans (3)	33,661,282	433,658	5.11%	32,981,374	434,450	5.28%
FHLB and FRB stock	78,213	656	3.33%	76,449	505	2.65%
Total interest-earning assets	40,919,386	476,912	4.62%	39,461,101	474,844	4.83%

Noninterest-earning assets:
Cash and due from banks	441,898			439,449
Allowance for loan losses	(328,523)			(321,335)
Other assets	2,103,512			1,966,226
Total assets	$43,136,273			$41,545,441

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,947,511	$14,488	1.16%	$5,221,110	$15,836	1.22%
Money market deposits	8,344,993	26,943	1.28%	7,856,055	28,681	1.46%
Savings deposits	2,154,592	2,656	0.49%	2,106,626	2,477	0.47%
Time deposits	10,337,990	52,733	2.02%	9,904,726	50,970	2.06%
Federal funds purchased and other short-term borrowings	40,433	382	3.75%	35,575	361	4.07%
FHLB advances	745,263	5,021	2.67%	533,841	4,011	3.01%
Repurchase agreements (2)	50,000	3,239	25.70%	50,000	3,469	27.83%
Long-term debt and finance lease liabilities	152,471	1,643	4.28%	152,608	1,713	4.50%
Total interest-bearing liabilities	26,773,253	107,105	1.59%	25,860,541	107,518	1.67%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,712,612			10,237,868
Accrued expenses and other liabilities	812,127			762,684
Stockholders’ equity	4,838,281			4,684,348
Total liabilities and stockholders’ equity	$43,136,273			$41,545,441

Interest rate spread			3.03%			3.16%
Net interest income and net interest margin		$369,807	3.59%		$367,326	3.73%
Adjusted net interest income and adjusted net interest margin (4)		$367,286	3.56%		$365,607	3.71%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.57% and 2.70% for the three months ended September 30, 2019 and June 30, 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 4.68% and 4.93% for the three months ended September 30, 2019 and June 30, 2019, respectively.

(3)	Includes loans HFS. ASC 310-30 discount was $18.2 million and $19.9 million for the three months ended September 30, 2019 and June 30, 2019, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2019			September 30, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,547,626	$19,772	2.21%	$2,521,002	$13,353	2.10%
Resale agreements (2)	981,196	6,881	2.78%	1,002,500	7,393	2.93%
AFS investment securities	2,651,069	15,945	2.39%	2,727,219	15,180	2.21%
Loans (3)	33,661,282	433,658	5.11%	30,498,037	385,538	5.02%
FHLB and FRB stock	78,213	656	3.33%	73,535	721	3.89%
Total interest-earning assets	40,919,386	476,912	4.62%	36,822,293	422,185	4.55%

Noninterest-earning assets:
Cash and due from banks	441,898			424,350
Allowance for loan losses	(328,523)			(301,557)
Other assets	2,103,512			1,714,176
Total assets	$43,136,273			$38,659,262

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,947,511	$14,488	1.16%	$4,515,256	$9,551	0.84%
Money market deposits	8,344,993	26,943	1.28%	7,613,030	21,411	1.12%
Savings deposits	2,154,592	2,656	0.49%	2,194,792	2,308	0.42%
Time deposits	10,337,990	52,733	2.02%	8,277,129	31,762	1.52%
Federal funds purchased and other short-term borrowings	40,433	382	3.75%	58,218	643	4.38%
FHLB advances	745,263	5,021	2.67%	325,246	2,732	3.33%
Repurchase agreements (2)	50,000	3,239	25.70%	50,000	3,366	26.71%
Long-term debt and finance lease liabilities	152,471	1,643	4.28%	156,794	1,692	4.28%
Total interest-bearing liabilities	26,773,253	107,105	1.59%	23,190,465	73,465	1.26%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,712,612			10,639,554
Accrued expenses and other liabilities	812,127			631,568
Stockholders’ equity	4,838,281			4,197,675
Total liabilities and stockholders’ equity	$43,136,273			$38,659,262

Interest rate spread			3.03%			3.29%
Net interest income and net interest margin		$369,807	3.59%		$348,720	3.76%
Adjusted net interest income and adjusted net interest margin (4)		$367,286	3.56%		$345,857	3.72%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.57% and 2.63% for the three months ended September 30, 2019 and 2018, respectively. The weighted-average interest rates of gross repurchase agreements were 4.68% and 4.65% for the three months ended September 30, 2019 and 2018, respectively.

(3)	Includes loans HFS. ASC 310-30 discount was $18.2 million and $25.9 million for the three months ended September 30, 2019 and 2018, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,996,340	$52,103	2.32%	$2,387,712	$36,013	2.02%
Resale agreements (2)	1,005,147	22,070	2.94%	1,016,044	21,509	2.83%
AFS investment securities	2,614,949	47,378	2.42%	2,771,727	45,695	2.20%
Loans (3)	33,023,713	1,291,642	5.23%	29,790,281	1,088,997	4.89%
FHLB and FRB stock	76,313	1,874	3.28%	73,618	2,155	3.91%
Total interest-earning assets	39,716,462	1,415,067	4.76%	36,039,382	1,194,369	4.43%

Noninterest-earning assets:
Cash and due from banks	449,739			433,299
Allowance for loan losses	(321,486)			(293,403)
Other assets	1,970,775			1,695,156
Total assets	$41,815,490			$37,874,434

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,145,308	$44,579	1.16%	$4,487,314	$24,694	0.74%
Money market deposits	8,094,933	85,858	1.42%	7,919,845	56,056	0.95%
Savings deposits	2,117,773	7,360	0.46%	2,286,402	6,364	0.37%
Time deposits	9,887,274	148,992	2.01%	6,976,359	68,319	1.31%
Federal funds purchased and other short-term borrowings	45,410	1,359	4.00%	23,805	774	4.35%
FHLB advances	540,535	12,011	2.97%	327,978	7,544	3.08%
Repurchase agreements (2)	50,000	10,200	27.27%	50,000	8,714	23.30%
Long-term debt and finance lease liabilities	152,480	5,114	4.48%	161,691	4,812	3.98%
Total interest-bearing liabilities	26,033,713	315,473	1.62%	22,233,394	177,277	1.07%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,342,966			10,968,958
Accrued expenses and other liabilities	751,065			610,105
Stockholders’ equity	4,687,746			4,061,977
Total liabilities and stockholders’ equity	$41,815,490			$37,874,434

Interest rate spread			3.14%			3.36%
Net interest income and net interest margin		$1,099,594	3.70%		$1,017,092	3.77%
Adjusted net interest income and adjusted net interest margin (4)		$1,093,176	3.68%		$1,002,730	3.72%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.69% and 2.59% for the nine months ended September 30, 2019 and 2018, respectively. The weighted-average interest rates of gross repurchase agreements were 4.87% and 4.36% for the nine months ended September 30, 2019 and 2018, respctively.

(3)	Includes loans HFS. ASC 310-30 discount was $19.9 million and $29.9 million for the nine months ended September 30, 2019 and 2018, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				September 30, 2019 Basis Point Change
	September 30, 2019	June 30, 2019	September 30, 2018		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.58%	1.45%	1.76%		13	bps	(18)	bps
Adjusted return on average assets (2)	1.58%	1.74%	1.76%		(16)		(18)
Return on average equity	14.06%	12.88%	16.19%		118		(213)
Adjusted return on average equity (2)	14.06%	15.45%	16.19%		(139)		(213)
Return on average tangible equity (2)	15.75%	14.51%	18.47%		124		(272)
Adjusted return on average tangible equity (2)	15.75%	17.39%	18.47%		(164)		(272)
Interest rate spread	3.03%	3.16%	3.29%		(13)		(26)
Net interest margin	3.59%	3.73%	3.76%		(14)		(17)
Adjusted net interest margin (2)	3.56%	3.71%	3.72%		(15)		(16)
Average loan yield	5.11%	5.28%	5.02%		(17)		9
Adjusted average loan yield (2)	5.08%	5.26%	4.97%		(18)		11
Yield on average interest-earning assets	4.62%	4.83%	4.55%		(21)		7
Average cost of interest-bearing deposits	1.49%	1.57%	1.14%		(8)		35
Average cost of deposits	1.05%	1.11%	0.78%		(6)		27
Average cost of funds	1.13%	1.19%	0.86%		(6)		27
Adjusted pre-tax, pre-provision profitability ratio (2)	2.42%	2.51%	2.44%		(9)		(2)
Adjusted noninterest expense/average assets (2)	1.46%	1.54%	1.62%		(8)		(16)
Efficiency ratio	41.93%	42.29%	45.50%		(36)		(357)
Adjusted efficiency ratio (2)	37.66%	38.03%	39.89%		(37)	bps	(223)	bps

	Nine Months Ended (1)		September 30, 2019 Basis Point Change
	September 30, 2019	September 30, 2018	Yr-o-Yr
Return on average assets	1.55%	1.87%	(32)	bps
Adjusted return on average assets (2)	1.67%	1.80%	(13)
Return on average equity	13.86%	17.47%	(361)
Adjusted return on average equity (2)	14.85%	16.74%	(189)
Return on average tangible equity (2)	15.58%	20.03%	(445)
Adjusted return on average tangible equity (2)	16.70%	19.20%	(250)
Interest rate spread	3.14%	3.36%	(22)
Net interest margin	3.70%	3.77%	(7)
Adjusted net interest margin (2)	3.68%	3.72%	(4)
Average loan yield	5.23%	4.89%	34
Adjusted average loan yield (2)	5.20%	4.82%	38
Yield on average interest-earning assets	4.76%	4.43%	33
Average cost of interest-bearing deposits	1.52%	0.96%	56
Average cost of deposits	1.08%	0.64%	44
Average cost of funds	1.16%	0.71%	45
Adjusted pre-tax, pre-provision profitability ratio (2)	2.45%	2.44%	1
Adjusted noninterest expense/average assets (2)	1.53%	1.64%	(11)
Efficiency ratio	43.44%	44.37%	(93)
Adjusted efficiency ratio (2)	38.47%	40.13%	(166)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 13, 14, 15 and 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$330,620	$317,880	$301,511	$311,300	$287,070
Provision for loan losses on non-PCI loans	37,884	20,740	12,650	79,272	47,722
Net (charge-offs) recoveries:
Commercial:
C&I	(23,450)	(10,032)	(4,051)	(48,475)	(27,600)
CRE	875	1,837	2	2,934	431
Multifamily residential	42	53	77	376	1,471
Construction and land	21	439	23	523	716
Consumer:
Single-family residential	49	72	295	123	1,107
HELOCs	5	—	—	7	—
Other consumer	(5)	(7)	(5)	(26)	(183)
Total net charge-offs	(22,463)	(7,638)	(3,659)	(44,538)	(24,058)
Foreign currency translation adjustments	(465)	(362)	(492)	(458)	(724)
Allowance for non-PCI loans, end of period	345,576	330,620	310,010	345,576	310,010
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	5	14	39	22	58
Reversal of loan losses on PCI loans	(5)	(9)	(8)	(22)	(27)
Allowance for PCI loans, end of period	—	5	31	—	31
Allowance for loan losses	345,576	330,625	310,041	345,576	310,041
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	13,019	14,505	14,019	12,566	13,318
Provision for (reversal of) unfunded credit reserves	405	(1,486)	(2,100)	858	(1,399)
Allowance for unfunded credit reserves, end of period	13,424	13,019	11,919	13,424	11,919
Allowance for credit losses	$359,000	$343,644	$321,960	$359,000	$321,960

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	September 30, 2019	June 30, 2019	September 30, 2018

Nonaccrual loans:
Commercial:
C&I	$90,830	$73,150	$72,797
CRE	18,942	20,914	24,752
Multifamily residential	551	1,027	1,761
Consumer:
Single-family residential	9,484	13,075	5,222
HELOCs	9,924	7,344	6,872
Other consumer	2,495	2,504	2,491
Total nonaccrual loans	132,226	118,014	113,895
Other real estate owned, net	1,122	130	748
Other nonperforming assets	1,167	1,167	—
Total nonperforming assets	$134,515	$119,311	$114,643

Credit Quality Ratios	September 30, 2019	June 30, 2019	September 30, 2018

Non-PCI nonperforming assets to total assets (1)	0.31%	0.28%	0.29%
Non-PCI nonaccrual loans to loans HFI (1)	0.39%	0.35%	0.36%
Allowance for loan losses to loans HFI (1)	1.02%	0.98%	0.99%
Allowance for loan losses to non-PCI nonaccrual loans	261.35%	280.16%	272.22%
Annualized quarterly net charge-offs to average loans HFI	0.26%	0.09%	0.05%
Annualized year-to-date net charge-offs to average loans HFI	0.18%	0.14%	0.11%

(1)	Total assets and loans HFI include PCI loans of $240.7 million, $270.9 million and $345.0 million as of September 30, 2019, June 30, 2019 and September 30, 2018, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to the DC Solar tax credit investments (“DC Solar”). The table below shows the computation of the Company’s effective tax rate excluding the impact of the DC Solar tax credits reversal. Management believes that excluding the impact of the DC Solar tax credits reversal from the effective tax rate computation allows comparability to prior periods.

		Three Months Ended
		September 30, 2019	June 30, 2019	September 30, 2018
Income tax expense	(a)	$34,951	$72,797	$33,563
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)	—	(30,104)	—
Adjusted income tax expense	(c)	$34,951	$42,693	$33,563

Income before income taxes	(d)	206,367	223,177	204,865

Effective tax rate	(a)/(d)	16.9%	32.6%	16.4%
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)/(d)	—%	(13.5)%	—%
Adjusted effective tax rate	(c)/(d)	16.9%	19.1%	16.4%

		Nine Months Ended
		September 30, 2019	September 30, 2018
Income tax expense	(e)	$138,815	$82,958
Less: Reversal of certain previously claimed tax credits related to DC Solar	(f)	(30,104)	—
Adjusted income tax expense	(g)	$108,711	$82,958

Income before income taxes	(h)	624,635	613,641

Effective tax rate	(e)/(h)	22.2%	13.5%
Less: Reversal of certain previously claimed tax credits related to DC Solar	(f)/(h)	(4.8)%	—%
Adjusted effective tax rate	(g)/(h)	17.4%	13.5%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 13
During the first quarter of 2019, the Company recorded a $7.0 million pre-tax impairment charge related to DC Solar. During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to DC Solar. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the after-tax impact of the impairment charge related to DC Solar, the reversal of certain previously claimed tax credits related to DC Solar and the after-tax impact of the gain on the sale of the DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		September 30, 2019	June 30, 2019	September 30, 2018
Net income	(a)	$171,416	$150,380	$171,302
Add: Reversal of certain previously claimed tax credits related to DC Solar		—	30,104	—
Adjusted net income	(b)	$171,416	$180,484	$171,302

Diluted weighted average number of shares outstanding		146,120	146,052	146,173
Diluted EPS		$1.17	$1.03	$1.17
Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar		—	0.21	—
Adjusted diluted EPS		$1.17	$1.24	$1.17

Average total assets	(c)	$43,136,273	$41,545,441	$38,659,262
Average stockholders’ equity	(d)	$4,838,281	$4,684,348	$4,197,675
Return on average assets (1)	(a)/(c)	1.58%	1.45%	1.76%
Adjusted return on average assets (1)	(b)/(c)	1.58%	1.74%	1.76%
Return on average equity (1)	(a)/(d)	14.06%	12.88%	16.19%
Adjusted return on average equity (1)	(b)/(d)	14.06%	15.45%	16.19%

		Nine Months Ended
		September 30, 2019	September 30, 2018
Net income	(e)	$485,820	$530,683
Add: Impairment charge related to DC Solar (2)		6,978	—
Less: Gain on sale of business		—	(31,470)
Tax effect of adjustments (3)		(2,063)	9,303
Add: Reversal of certain previously claimed tax credits related to DC Solar		30,104	—
Adjusted net income	(f)	$520,839	$508,516

Diluted weighted average number of shares outstanding		146,088	146,158
Diluted EPS		$3.33	$3.63
Diluted EPS impact of impairment charge related to DC Solar, net of tax		0.03	—
Diluted EPS impact of gain on sale of business, net of tax		—	(0.15)
Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar		0.21	—
Adjusted diluted EPS		$3.57	$3.48

Average total assets	(g)	$41,815,490	$37,874,434
Average stockholders’ equity	(h)	$4,687,746	$4,061,977
Return on average assets (1)	(e)/(g)	1.55%	1.87%
Adjusted return on average assets (1)	(f)/(g)	1.67%	1.80%
Return on average equity (1)	(e)/(h)	13.86%	17.47%
Adjusted return on average equity (1)	(f)/(h)	14.85%	16.74%

(1)	Annualized.

(2)	Included in Amortization of tax credit and other investments.

(3)	Applied statutory rate of 29.56%.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gain on the sale of the DCB branches that were sold in the first quarter of 2018 (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		September 30, 2019	June 30, 2019	September 30, 2018
Net interest income before provision for credit losses	(a)	$369,807	$367,326	$348,720
Total noninterest income		51,474	52,759	46,502
Total revenue	(b)	$421,281	$420,085	$395,222

Total noninterest expense	(c)	$176,630	$177,663	$179,815
Less: Amortization of tax credit and other investments		(16,833)	(16,739)	(20,789)
Amortization of core deposit intangibles		(1,148)	(1,152)	(1,369)
Adjusted noninterest expense	(d)	$158,649	$159,772	$157,657
Efficiency ratio	(c)/(b)	41.93%	42.29%	45.50%
Adjusted efficiency ratio	(d)/(b)	37.66%	38.03%	39.89%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$262,632	$260,313	$237,565
Average total assets	(f)	$43,136,273	$41,545,441	$38,659,262
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.42%	2.51%	2.44%
Adjusted noninterest expense (1)/average assets	(d)/(f)	1.46%	1.54%	1.62%

		Nine Months Ended
		September 30, 2019	September 30, 2018
Net interest income before provision for credit losses	(g)	$1,099,594	$1,017,092
Total noninterest income		146,364	169,214
Total revenue	(h)	1,245,958	1,186,306
Noninterest income		146,364	169,214
Less: Gain on sale of business		—	(31,470)
Adjusted noninterest income	(i)	$146,364	$137,744
Adjusted revenue	(g)+(i) = (j)	$1,245,958	$1,154,836

Total noninterest expense	(k)	$541,215	$526,369
Less: Amortization of tax credit and other investments		(58,477)	(58,670)
Amortization of core deposit intangibles		(3,474)	(4,227)
Adjusted noninterest expense	(l)	$479,264	$463,472
Efficiency ratio	(k)/(h)	43.44%	44.37%
Adjusted efficiency ratio	(l)/(j)	38.47%	40.13%
Adjusted pre-tax, pre-provision income	(j)-(l) = (m)	$766,694	$691,364
Average total assets	(n)	$41,815,490	$37,874,434
Adjusted pre-tax, pre-provision profitability ratio (1)	(m)/(n)	2.45%	2.44%
Adjusted noninterest expense (1)/average assets	(l)/(n)	1.53%	1.64%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

Yield on Average Loans		Three Months Ended			Nine Months Ended
		September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Interest income on loans	(a)	$433,658	$434,450	$385,538	$1,291,642	$1,088,997
Less: ASC 310-30 discount accretion income		(2,521)	(1,719)	(2,863)	(6,418)	(14,362)
Adjusted interest income on loans	(b)	$431,137	$432,731	$382,675	$1,285,224	$1,074,635

Average loans	(c)	$33,661,282	$32,981,374	$30,498,037	$33,023,713	$29,790,281
Add: ASC 310-30 discount		18,172	19,909	25,852	19,894	29,939
Adjusted average loans	(d)	$33,679,454	$33,001,283	$30,523,889	$33,043,607	$29,820,220

Average loan yield (1)	(a)/(c)	5.11%	5.28%	5.02%	5.23%	4.89%
Adjusted average loan yield (1)	(b)/(d)	5.08%	5.26%	4.97%	5.20%	4.82%

Net Interest Margin
Net interest income	(e)	$369,807	$367,326	$348,720	$1,099,594	$1,017,092
Less: ASC 310-30 discount accretion income		(2,521)	(1,719)	(2,863)	(6,418)	(14,362)
Adjusted net interest income	(f)	$367,286	$365,607	$345,857	$1,093,176	$1,002,730

Average interest-earning assets	(g)	$40,919,386	$39,461,101	$36,822,293	$39,716,462	$36,039,382
Add: ASC 310-30 discount		18,172	19,909	25,852	19,894	29,939
Adjusted average interest-earning assets	(h)	$40,937,558	$39,481,010	$36,848,145	$39,736,356	$36,069,321

Net interest margin (1)	(e)/(g)	3.59%	3.73%	3.76%	3.70%	3.77%
Adjusted net interest margin (1)	(f)/(h)	3.56%	3.71%	3.72%	3.68%	3.72%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2019	June 30, 2019	September 30, 2018
Stockholders’ equity	(a)	$4,882,664	$4,734,593	$4,244,850
Less: Goodwill		(465,697)	(465,697)	(465,547)
Other intangible assets (1)		(17,435)	(18,952)	(23,656)
Tangible equity	(b)	$4,399,532	$4,249,944	$3,755,647

Total assets	(c)	$43,274,659	$42,892,358	$39,042,713
Less: Goodwill		(465,697)	(465,697)	(465,547)
Other intangible assets (1)		(17,435)	(18,952)	(23,656)
Tangible assets	(d)	$42,791,527	$42,407,709	$38,553,510
Total stockholders’ equity to total assets ratio	(a)/(c)	11.28%	11.04%	10.87%
Tangible equity to tangible assets ratio	(b)/(d)	10.28%	10.02%	9.74%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge related to DC Solar and the gain on the sale of the DCB branches; and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Nine Months Ended
		September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net Income		$171,416	$150,380	$171,302	$485,820	$530,683
Add: Amortization of core deposit intangibles		1,148	1,152	1,369	3,474	4,227
Amortization of mortgage servicing assets		834	1,013	460	2,171	1,366
Tax effect of adjustments (2)		(586)	(640)	(541)	(1,669)	(1,654)
Tangible net income	(e)	$172,812	$151,905	$172,590	$489,796	$534,622
Add: Impairment charge related to DC Solar (3)		—	—	—	6,978	—
Less: Gain on sale of business		—	—	—	—	(31,470)
Tax effect of adjustment (2)		—	—	—	(2,063)	9,303
Add: Reversal of certain previously claimed tax credits related to DC Solar		—	30,104	—	30,104	—
Adjusted tangible net income	(f)	$172,812	$182,009	$172,590	$524,815	$512,455

Average stockholders’ equity		$4,838,281	$4,684,348	$4,197,675	$4,687,746	$4,061,977
Less: Average goodwill		(465,697)	(465,697)	(465,547)	(465,652)	(466,615)
Average other intangible assets (1)		(18,391)	(20,380)	(24,530)	(20,198)	(26,080)
Average tangible equity	(g)	$4,354,193	$4,198,271	$3,707,598	$4,201,896	$3,569,282
Return on average tangible equity (4)	(e)/(g)	15.75%	14.51%	18.47%	15.58%	20.03%
Adjusted return on average tangible equity (4)	(f)/(g)	15.75%	17.39%	18.47%	16.70%	19.20%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Applied statutory rate of 29.56%.

(3)	Included in Amortization of tax credit and other investments.

(4)	Annualized.